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                                                                    EXHIBIT 99.1

Microsemi Expands 3G Focus with InGaP/GaAs HBT Technology

BusinessWire, Wednesday, March 01, 2000 at 08:08

SANTA ANA, Calif.--(BUSINESS WIRE)--March 1, 2000--

Infinesse HBT Products to Round Out Microsemi's Portfolio for Next-Generation Multimedia Mobile Communication and Internet Applications Represents Fourth Acquisition Aimed at
Wireless Broadband Communications Market

Microsemi Corporation (NASDAQ:MSCC) today announced that it has completed the acquisition of the HBT Business Products Group of Infinesse Corporation for cash, notes and convertible debentures aggregating $6 million; plus 312,000 shares of Microsemi common stock and contingent payments based upon future HBT product design royalties for designs completed prior to the acquisition.

Under the terms of the agreement, Microsemi will hold 80 percent of the stock of a subsidiary, which purchased and will operate the ongoing business of the HBT Business Products Group. The remaining 20 percent of the stock of the new subsidiary will be held by employees and former owners of the HBT Business Products Group.

This acquisition rounds out Microsemi's product portfolio for next generation multimedia mobile communication and Internet products. The acquisition follows three successive acquisitions that highlight a refocus of Microsemi's strategy toward becoming a major supplier of components in the fast growing wireless broadband communications markets.

The HBT business products group, headquartered in Los Angeles, brings Microsemi more than 100 man-years of RF and HBT-related expertise in III-V Compound (primarily Gallium Arsenide and Indium Gallium Phosphide), and SiGe semiconductors for advanced cellular, PCS and 3G, BlueTooth and 5.7 GHz LAN Applications.

The Infinesse acquisition is part of Microsemi's strategy of expanding product offerings into the high growth wireless, broadband and the analog and mixed signal IC sectors. This new focus started with the acquisition of the RF Products Group of SGS Thompson, followed by the purchases of LinFinity Microelectronics Inc. and Narda Microwave Semiconductor and finally the establishment of the company's San Diego Design Center, which specializes in ultra low-power ASICs for battery powered applications.

The HBT group comes to Microsemi with experience at TRW where they provided the HBT technology and initial manufacturing to RF Micro Devices. Dr. Michael Kim, president of Infinesse, was responsible for introducing this technology to TRW for high performance military satellite communication applications. Kim left TRW to explore commercial applications for this technology with Korean and domestic suppliers where their designs have been used in PCS/CDMA HBT Amplifiers.
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Kim commented, "We were approached by several leading device manufacturers who saw our expertise and product designs as being a vehicle to expand into these dynamic high growth markets. After a period of evaluating the best fit for my team and our goals to be a major player in the value added portion of the wireless hand held market, we saw Microsemi's commitment to grow in these areas, together with their recent acquisitions, as being the combination of resources necessary to be successful in these exciting markets."

Microsemi plans to develop and ultimately produce a full set of single-function packaged devices, multi-function multi-chip modules (MCM) with Advanced Power Management techniques designed to improve RF amplifier linearity and efficiency. Infinesse has a number of next generation HBT products under design for 3G applications. These products will be co-developed with the Microsemi Linfinity (Garden Grove, Calif.) and MicroPower Products (Carlsbad, Calif.) system and device design groups and are expected to include multi-function RF modules for cellular (800-950MHz), PCS (1.7-1.9 GHz) and 3G (2 GHz) applications with the focus on CDMA and W-CDMA technologies. In the ISM Band, Microsemi's focus is intended to be for Bluetooth (2.4 GHz) and LAN/Data (5.7 GHz) applications.

With the acquisition of Infinesse's HBT Amplifier group, Microsemi now has a large complement of products in development or production for next generation multimedia phones and radios. In addition to the HBT amplifiers, these include Powermite(R) packaged battery protection Schottky diodes, micro-miniature high speed EPSM/MMSM packaged varactors and Schottky limiters for antenna switches and voltage control oscillators, CCFL backlight control ICs for true color displays, transient protection products for data port ESD protection and Class D high efficiency/low battery drain Audio ICs for high fidelity portable sound.

Manuel Lynch, Microsemi's worldwide marketing director commented, "In the next three years, we're expecting a wide range of new applications, including mobile phones, PDAs and household appliances to be tied into wireless broadband communication networks. We believe that without the advent of next generation high frequency InGaP HBT amplifiers, users will not be able to access the anticipated multimedia data streams."

Lynch points to the shortages of RFICs seen in the marketplace today stating that "we believe the suppliers cannot currently keep up with current 2G requirements, the growth demands for next generation multimedia phones and wireless PDAs, which are estimated to account for 330 million units of the entire handset market by 2003 and an estimated 57 percent per year growth rate in power amplifiers according to Strategies Unlimited. We believe that our present and anticipated product offerings for multimedia phones will be as high as $12 per phone and will make us a significant player in the future of mobile communications."

He continued, "Infinesse has qualified foundry, as well as merchant assembly and test capability, to handle their immediate production needs. However, as part of Microsemi, we will expand these resources by allocating a portion of our existing device fabrication capability to HBT products. Additionally, we will use our existing relationships with high volume, low cost off-shore assembly and test contractors to help to support the Infinesse products."
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Commenting on the acquisition, Philip Frey Jr., president, CEO and chairman of
Microsemi stated, "We believe there is strong synergy developing among the recent acquisitions and design centers. Our RF, Power Management, and Audio expertise at the three new centers -- Linfinity, Microwave Products and MicroPower Products -- is very complementary and we find ourselves able to draw on extensive experience to develop the best of class next generation RF and Power Management Products."

RF, Power Management and TVS protection products now account for more than 50 percent of Microsemi's revenues.

Microsemi will conduct a conference call March 1, 2000, at 1:45 pm PST to discuss and answer questions about the acquisition. To participate in the call dial 800/280-2151 or 415/904-2417 ten minutes prior to the scheduled call. A replay of the conference call will be available from 3:45 pm PST on March 1 until 3:45 pm PST on March 8. The replay of the conference call my be heard by calling 800/633-8284 or 858/812-6440; the reservation number is 14567271.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. There will also be a replay available shortly after the call on the Vcall site for 90 days.

About Microsemi Corp.

Microsemi Corp. is a global supplier of RF/Microwave, power management, transient suppression and power conditioning semiconductor devices. It serves the telecommunications, computer and peripherals, medical, industrial/commercial, satellite and military/aerospace markets with high reliability and commercial analog integrated circuits and power and signal discrete semiconductors. More information may be obtained by contacting the company directly or by visiting its Web site at http://www.microsemi.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All of the statements set forth in the news release that are an expression of management's views or beliefs and all statements that are not expressly historical in nature are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.

Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, the hiring of qualified technical personnel in a competitive labor market, rapidly changing technology and product obsolescence, the ability to realize cost savings or productivity gains, potential cost increases, the strength and competitive pricing environment of the marketplace, demand for and acceptance of the company's products, the success of planned development, marketing and promotional campaigns, changes in demand for products, difficulties of foreseeing future demand, potential non-realization of backlog, business and economic conditions such as the current industry conditions, customer order preferences, company strategies, environmental matters, litigation and inventory obsolescence.
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In addition to these and any other factors mentioned elsewhere in this news release, refer as well to the factors identified in the company's most recent Form 10-K and subsequent Forms 10-Q filed by the company with the Securities and Exchange Commission.



CONTACT: Microsemi Corporation, Santa Ana

David R. Sonksen, 714/979-8220 (Investors)

Fax: 714/966-5256

Cliff Silver, 714/372-8357 (Editorial)

Fax: 714/372-3566

Manuel Lynch, 714/979-8220 (Technical)

Fax: 714/966-5256

Coffin Communications, Sherman Oaks, Calif.

Sean Collins/William F. Coffin, 818/789-0100 (Investors)